                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
         Section 240.14a-12

                               MONARCH BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3) Filing Party:

        ------------------------------------------------------------------------

     4) Date Filed:

        ------------------------------------------------------------------------

                                 MONARCH BANCORP
                       (holding company for Monarch Bank)
                             30000 Town Center Drive
                        Laguna Niguel, California  92677
                                 (714) 495-3300


                            WRITTEN CONSENT STATEMENT
                            FOR PROPOSED AMENDMENT TO
                        THE ARTICLES OF INCORPORATION TO
                      INCREASE NUMBER OF AUTHORIZED SHARES


To the Shareholders of Monarch Bancorp:

       This Written Consent Statement is furnished in connection with the solicitation by the Board of Directors of Monarch Bancorp (the "Company") of consents to a proposed amendment to Article FOUR of the Articles of Incorporation of the Company, which has been previously approved by the Board of Directors of the Company, to increase the number of authorized shares of Common Stock of the Company from 25,000,000 to 100,000,000 shares.

       It is expected that this Written Consent Statement and accompanying Consent form will be mailed or delivered to shareholders of the Company on or after January 9, 1996. Written Consents are being solicited from all shareholders of the Company.

       Sections 902 and 903 of the California Corporations Code require the approval of the proposed amendment to the Articles of Incorporation by a majority of the outstanding shares of Common Stock of the Company. Section 603 of the Corporations Code and Section 10 of Article II of the Bylaws of the Company authorize the Company to obtain the necessary shareholder approvals by written consent without a meeting. Pursuant to SEC rules, because certain documents are incorporated by reference, the Company will be able to effect the proposed amendment to the Articles of Incorporation after twenty (20) business days have elapsed from the date the Written Consent Statements are sent to shareholders.

       Shareholders of the Company are requested to complete, sign and date the accompanying Written Consent form and return it to the Company as soon as possible. Any shareholder may revoke his or her Written Consent at any time prior to receipt by the Company of the number of Written Consents required to authorize the proposed amendment to the Articles of Incorporation. To effect a revocation prior to that time, a shareholder must file a written instrument revoking such shareholder's Written Consent with the Secretary of the Company. Any shareholder who signs and returns the Written Consent form but does not indicate a choice thereon will be deemed to have consented to the proposed amendment to the Articles of Incorporation.

       This solicitation is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Written Consent Statement and other material used in this solicitation of Written Consents will be paid by the Company. It is anticipated that all of the Written Consents will be solicited through the mail, but directors, officers and regular employees of the Company may solicit Written Consents personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expense in forwarding this Written Consent Statement to their principals. In addition, the Company may utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of written consents if the Board of Directors of the Company determines that this is advisable.

       THE COMPANY MUST RECEIVE WRITTEN CONSENTS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

RECORD DATE AND PERSONS ENTITLED TO GIVE WRITTEN CONSENTS

       There were issued and outstanding 8,228,436 shares of the Company's Common Stock at the close of business on December 12, 1995, which has been set as the Record Date for the purpose of determining the shareholders entitled to consent to the proposed amendment to the Articles of Incorporation. The Company has no other class of stock outstanding. Consent to the proposed amendment to the Articles of Incorporation may be given by any person in whose name shares of Common Stock stand on the books of the Company as of the Record Date, or by his or her duly authorized agent.

APPROVAL REQUIRED

       Approval of the proposed amendment to the Articles of Incorporation will require the affirmative written consent of shareholders holding at least a majority of the shares of the Company's Common Stock outstanding on the Record Date. The directors and executive officers of the Company are expected to consent to the proposed amendment to the Articles of Incorporation.

PRINCIPAL SHAREHOLDERS

       Management of the Company knows of no person who owns beneficially(1) more than five percent (5%) of the outstanding common stock of the Company, other than the entities listed in the following table. The following table reflects the ownership of 5% or more shareholders and the ten (10) directors as a group as of the Record Date:







________________________________________________________________________________

(1) Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting power, of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. Beneficial owner also includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days of the Record Date. The calculation includes vested stock options.

Beneficial Owner                        Amount and Nature             Percent
Director                                Beneficial Ownership          of Class
-------------------                     --------------------          --------

Basswood Partners(2)
Paramus, NJ  07652                             530,000                 6.44%

Launch & Co. Mutual Discovery Fund             530,000                 6.44%
Short Hills, NJ  07078

Peter H. Huizenga(3)                           800,000                  9.72%
Oak Brook, IL  60521

NB Bank Partners II                            592,600                  7.20%
Chicago, IL

Rainbow Partners
Keefe Managers, Inc.
New York, NY                                   800,000                  9.72%

Robert A. Schoelhorn Trust                     750,000                  9.12%
c/o Bryan & Gross
Northbrook, IL  60062

All ten (10) directors
as a group                                     377,771 (4)              4.59%






                                   MANAGEMENT

DIRECTORS

       The following table sets forth, as of December 12, 1995, as to each of the directors of the Company, such person's age, such person's principal occupation during the past five years, and the period during which such person has served as a director of the Company and the Bank.



________________________________________________________________________________

(2) Company shares of Basswood Partners are held in affiliated entities as follows: 462,147 shares beneficially owned by Basswood Financial Partners, L.P., and 67,853 shares beneficially owned by Basswood International Fund, Inc.
(3) Company shares of Peter Huizenga are held in affiliated entities as follows: 400,000 shares beneficially owned by Peter H. Huizenga Huizenga Capital Management, and 400,000 shares beneficially owned by the Peter Huizenga Testamentary Trust.
(4) All stock options as of the Record Date under terms of the Company's 1983 Stock Option Plan, as amended in 1989, and the Company's 1993 Stock Option Plan, as amended in 1995, have been cancelled.


                                                                  Director of
                                    Principal Occupation          Company       Director of
Name and Office Held          Age   For Past Five Years           Since         Bank Since
--------------------          ---   --------------------          ----------    -----------
Rice E. Brown, Director        57   Owner and President of           1988          1988
                                    Rice Brown Financial
                                    Services

E. Lynn Caswell               50    Commercial Banking and           1987          1987
President and Chief                 Bank Holding Company
Executive Officer                   Management

Raymond B. Cox                87    President, Cox Marketing         1983          1979
Director                            Associates, marketing
                                    consultants for real estate
                                    investments

William C. Demmin(5)          50    Commercial Banking and           1987          1993
Director, Executive Vice            Bank Holding Company
President and Chief                 Management
Financial Officer

Alfred H. Jannard             54    Owner - Niguel Pharmacy          1993          1993
Director

Cheryl Moore                  48    Owner/operator of retail         1993          1993
Director                            women's apparel store

Margaret A. Redmond           56    Vice President and Office        1986          1986
Director                            Manager of a Professional
                                    Orthodontia Practice Firm

John W. Rose, Chairman(6)     46    EVP, FNB Corporation
of the Board                                                         1995          1995

Henry E. Schelein(7)          61    President and COO                1995          1995
                                    The Balboa Bay Club
_____________________________________________________________________________________________

(5) Mr. Demmin was appointed Executive Vice President and Chief Financial Officer of the Company. Mr. Demmin has served as a senior executive officer and Corporate Secretary for the Company and Bank since 1987. His appointment to the Company and Bank Board of Directors is effective as of May 15, 1993.
(6) Mr. Rose has been an Executive Vice President in charge of community banks for FNB Corporation for approximately one year. He formerly worked as President of McAllan Capital Partners, an investor in and advisor to community banks..
(7)    Mr. Schielein, since the start of 1995. has served as  President and COO
       of the Balbo Bay Club in Newport Beach.   From 1993 until 1995 he was
       President of the Grand Wailea Resort in Hawaii and previously served as Vice President and General Manage The Ritz Carlton at Laguna Niguel. Mr. Schielein previously served as a Director of the Board of Directors for both the Company Bank from 1988 until June 1993.

                                                                  Director of
                                    Principal Occupation          Company       Director of
Name and Office Held          Age   For Past Five Years           Since         Bank Since
--------------------          ---   --------------------          ----------    -----------
David C. Wooten(8)            67    President of International      1995           1995
                                    Bay Clubs, Inc.

EXECUTIVE OFFICERS

       The following table sets forth as to each of the persons who currently serves as an Executive Officer of the Company and the Bank, such person's age, such person's principal occupation during the past five years, such person's current position with the Bank, and the period during which the person has served in such position.


                              Position with    Principal             Year of       Year of
                              Company          Occupation for        Appointment   Appointment
Name                   Age    and Bank         Past Five Years       To Company    to Bank
----                   ---    -------------    ---------------       -----------   ----------
E. Lynn Caswell(9)     50     President        Commercial Banking         1987         1987
                              and CEO          and Bank Holding
                                               Company Management

William C.Demmin(10)   50     EVP and          Bank and Bank Holding      1987         1987
                              CFO              Company Management


Louis F. Cumming(11)   56     EVP and          Bank and Bank Holding        --         1995
                              CCO of Bank      Company Management

COMMITTEES OF THE BOARD OF DIRECTORS

       During 1995, the Board of Directors of the Company held eight (8) meetings. The Bank,

________________________________________________________________________________

(8) Mr. Wooten has been the President of International Bay Clubs, Inc. in Newport Beach since March 1993; previously he was President of Integrated Protein Technology.
(9) On July 27, 1987, Mr. E. Lynn Caswell was appointed President and Chief Executive Officer and a member of the Board of Directors of the Company and the Bank. Mr. Caswell was formerly the President and Chief Executive Officer of the Bank of San Diego, and Chief Operating Officer of BSD Bancorp, its parent Company, from 1984 to 1987, and he has over 27 years of banking experience.
(10) On August 10, 1987, Mr. William C. Demmin was appointed Senior Vice President and Chief Financial Officer of the Company and the Bank. Mr. Demmin was promoted to Executive Vice President of the Company and the Bank in April 1995. From 1986 to 1987 Demmin served as Cashier of Commercial Center Bank of Santa Ana, California and he had previously served as Senior Vice President, Chief Financial officer, and Cashier of First American Bank & Trust in Laguna Beach from 1983 to 1986. Mr. Demmin had previously served Bank of America for 11 years, and has over 28 years of banking experience.
(11) On April 28, 1995, Mr. Louis F. Cumming was appointed Executive Vice President and Senior Credit Officer of the Bank. Mr. Cumming was formerly the Executive Vice President and Senior Credit Officer of Cuyamaca Bank from 1992 to April 1994, Senior Vice President of First National Bank from 1989 to 1992, and he has over 30 years of banking experience.

during 1995, held twelve (12) regular meetings, and three (3) special meetings. All Directors attended at least 70% of the Board meetings of the Company and Bank.

              The Bank Loan Committee, which is responsible for reviewing and approving loans, held twenty-four (24) meetings during 1995. Members of the Bank Loan Committee also function as the Bank's Investment Committee.

              The Board of Directors Audit Committee held four (4) meetings in 1995 to meet with outside auditors to review the audit findings and other matters, and also met with outside auditors who are engaged to perform internal control audits and review and approve various financial reports.

              The Company and Bank do not have Compensation or Nominating committees and handle matters that might otherwise be delegated to these committees in executive session; all Board members are included in the executive sessions.

COMMON STOCK OWNERSHIP DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN PRINCIPAL SHAREHOLDERS

              The following table sets forth information concerning the beneficial ownership of the Company's common stock as of December 12, 1995 by each director and executive officer. The Company knows of no person who is the beneficial owner of more than five percent of its outstanding common stock, other than as specified below.

                              Amount and Nature
Beneficial Owner Director     Beneficial Ownership(12)      Percent of Class
------------------------      --------------------          ----------------

Rice E. Brown                          7,891                    0.01%
E. Lynn Caswell(13)                   81,690                    0.99%
Raymond B. Cox                        25,000                    0.30%
Louis F. Cumming(14)                  18,500                    0.22%
William C. Demmin(13)                 15,224                    0.19%
Alfred H. Jannard                     22,842                    0.28%
Cheryl Moore                           7,708                    0.09%
Margaret A. Redmond                   23,996                    0.29%
John W. Rose                         185,185                    2.25%
Henry E. Schelein                      4,000                    0.05%
David C. Wooten                        4,235                    0.05%

All Directors and
Executive Officers as
a group (11 in number)               396,271                    4.82%
________________________________________________________________________________

(12) Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting power, of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition of such security. Beneficial owner also includes any person who has the right to acquire beneficial ownership of such security as defined above withing 60 days of the Record Date.
(13)   Mr. Caswell and Mr. Demmin are also executive officers.
(14) Mr. Cumming is an executive officer of the Bank, but he does not hold an officer position with the Company.

                       PROPOSAL:  APPROVE AMENDMENT TO THE
                          ARTICLES OF INCORPORATION TO
                        INCREASE THE NUMBER OF AUTHORIZED
                      SHARES FROM 25,000,000 TO 100,000,000

BACKGROUND

       The Board of Directors believes it is advisable and in the best interests of the Company and its shareholders, and has directed that the Company solicit its shareholders, to amend Article FOUR of the Company's Articles of Incorporation which would increase the authorized number of shares of Common Stock of the Company from 25,000,000 to 100,000,000 shares. As a result of the one-for-five reverse stock split effected December 14, 1993, the authorized number of shares of Common Stock decreased form 10,000,000 shares to 2,000,000 shares. In the first quarter of 1994, the Company received shareholder approval and increased the number of authorized shares from 2,000,000 to 25,000,000.

       As of December 12, 1995, 8,228,436 shares of Common Stock of the Company were issued and outstanding. There are no other classes of stock outstanding, and the Company has 5,000,000 shares of Preferred Stock authorized.

       On March 31, 1995, the Company completed a private placement offering of 4,547,111 shares of its Common Stock, no par value at the price of $1.35 per share to several accredited investors as defined in SEC Regulation D, and the Company raised approximately $5,669,000 in net proceeds in the private placement. The private placement offering was undertaken in order to raise capital in accordance with a Section 8(b) Order issued by the FDIC and entered into between Monarch Bank, the wholly-owned subsidiary of the Company, and the FDIC, and a Section 1913 Order ("1913 Order") issued by the California Superintendent of Banks and agreed to by the Bank (collectively referred to herein as the "Orders"), and (ii) to provide additional capital for prudent expansion of the Bank and the Company through continued growth of its present facility and possible future facilities. With the completion of the initial phase of the private placement offering on March 31, 1995, the Bank's leverage capital ratio increased to approximately 7.85%. The Company retained $53,500 from the net proceeds of the private placement offering for the retirement of debt and $2,065,000 for general corporate purposes.

       On July 14, 1995, the Company commenced an offering of up to 3,177,296 shares of its Common Stock in a rights and public offering at a price of $1.35 per share. This offering concluded in September 1995. The Company raised approximately $3,464,000 in net proceeds in the public offering, and the Company increased its leverage capital ratio as of September 30, 1995 to 15.4%.

       The California State Banking Department has recently completed an examination of the Bank, that the Bank has now been rated satisfactory, and management of the Bank anticipates that the California Superintendent of Banks will remove the 1913 Order in the near future. Management of the Bank has also applied to the FDIC for removal of the Section 8(b) Order, and the Company believes that the Section 8(b) Order will also be removed in the near future.

       If approved by the stockholders, the balance of the increased number of authorized shares of Common Stock will be available for issuance from time to time for such other purposes as the

Board of Directors may approve and no further vote of stockholders of the Company will be required, except as provided under California law. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a meeting, will also afford the Company greater flexibility in acting upon proposed transactions, such as stock dividends, mergers and acquisitions, and possible additional infusions of capital into the Company and the Bank.

       The additional shares of Common Stock for which authorization is sought would have identical rights as the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe for any additional securities which may be issued by the Company. The issuance of additional shares of Common Stock to new investors may have the affect of diluting the interest of existing stockholders of the Company. The Company has several reasons for the increase in authorized shares, including possible mergers and acquisitions and possible additional infusions of capital into the Company and the Bank. The Board of Directors has therefore approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000 shares. This proposal must now be approved by a majority of the outstanding shares of Common Stock of the Company to be effective.


RECOMMENDATION OF MANAGEMENT

       The Board of Directors of the Company believes that the approval of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000 to 100,000,000 shares is in the best interests of the Company and therefore recommends that you tender your written consent in favor of the proposal.

DOCUMENTS INCORPORATED BY REFERENCE

       The Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, and Quarterly Reports on Form 10-QSB for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995 are hereby incorporated in this Written Consent Statement by reference.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Written Consent Statement shall be deemed to be incorporated by reference in this Written Consent Statement and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Written Consent Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Written Consent Statement.

       The Company will provide by first class mail within one business day of an oral or written request without charge to each person to whom a copy of this Written Consent Statement is delivered a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents. Requests should be directed to Monarch Bancorp, 30000 Town Center Drive, Laguna Niguel, California 92677, Attention: William
C. Demmin, Executive Vice President and Chief Financial Officer.

       The Board of Directors of the Company asks that you complete, date and execute the enclosed Consent to the proposed amendment to Articles of Incorporation and that you return the executed Consent to the Company in the enclosed envelope.

       If you have any questions regarding the Proposal, the Written Consent Statement, or any related matter, please contact Mr. E. Lynn Caswell, President and Chief Executive Officer, Mr. William C. Demmin, Executive Vice President and Chief Financial Officer, or Ms. Carole Bowman, Executive Vice President of Monarch Bank, telephone number (714) 495-3300.



Your interest and participation are appreciated.


Date:  ______________, 1996             By Order of the Board of Directors




                                        E. Lynn Caswell
                                        President and Chief Executive Officer

                                 WRITTEN CONSENT
                               OF SHAREHOLDERS OF
                                 MONARCH BANCORP
                     (bank holding company for Monarch Bank)
                     TO AMEND THE ARTICLES OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                 OF COMMON STOCK FROM 25,000,000 TO 100,000,000

     The undersigned record holder of _______ shares of Common Stock of Monarch Bancorp, Laguna Niguel, California (the "Company"), hereby consents to, and does hereby approve, an amendment to the Articles of Incorporation of the Company which, when filed with the California Secretary of State, will increase the number of authorized shares of Common Stock of the Company from 25,000,000 to 100,000,000 shares.

                  _  FOR         _  AGAINST         _  ABSTAIN

     By signing this Written Consent, a shareholder of the Company shall be deemed to have voted all shares of the Company's Common Stock which he is entitled to vote in accordance with the specifications made above, with respect to the proposal described above. IF A SHAREHOLDER SIGNS AND RETURNS THIS WRITTEN CONSENT, BUT DOES NOT INDICATE THEREON THE MANNER IN WHICH HE WISHES HIS SHARES TO BE VOTED WITH RESPECT TO THE PROPOSAL DESCRIBED ABOVE, THEN SUCH SHAREHOLDER WILL BE DEEMED TO HAVE GIVEN HIS AFFIRMATIVE WRITTEN CONSENT TO THE PROPOSAL. A Written Consent marked "abstain" will not be voted either for or against such proposal.

     THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO THE RECEIPT BY THE COMPANY OF AFFIRMATIVE WRITTEN CONSENTS REPRESENTING A MAJORITY OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK BY FILING A WRITTEN INSTRUMENT REVOKING THE WRITTEN CONSENT WITH THE COMPANY'S SECRETARY.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT TO THE PROPOSED INCREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 100,000,000 SHARES.

Dated:  ____________________, 1996      _______________________________________
                                               Typed or Printed Name

                                        _______________________________________
                                                   Signature

                                        _______________________________________
                                                 Typed or Printed Name

                                        _______________________________________
                                                   Signature

           (Please date this Written Consent and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)